      As filed with the Securities and Exchange Commission on June 28, 2002

                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  -----------

                              NAVARRE CORPORATION
             (Exact name of registrant as specified in its charter)


           MINNESOTA                                         41-1704319
  (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                        Identification No.)

                             7400 49TH AVENUE NORTH
                               NEW HOPE, MN 55428
             (Address of principal executive officers and zip code)

                                  -----------

                   NAVARRE CORPORATION 1992 STOCK OPTION PLAN
                            (Full title of the Plan)

                                  -----------

                                Eric H. Paulson
                                   President
                              Navarre Corporation
                             7400 49th Avenue North
                               New Hope, MN 55428
                                 (612) 535-8333
           (Name, address and telephone number of agent for service)

                                    COPY TO:
                              Thomas G. Lovett, IV
                          Lindquist & Vennum P.L.L.P.
                                4200 IDS Center
                             Minneapolis, MN 55402
                                 (612) 371-3211


Form S-8 consists of 8 pages (including exhibits). The index to exhibits is set forth on page 4.

----------------------------------------------------------------------------------------------------------------------------------
                                              CALCULATION OF REGISTRATION FEE
--------------------------- ------------------------- ------------------------ ------------------------- -------------------------
                                                                                       Proposed
                                                             Proposed                  Maximum
   Title of Securities            Amount to be           Maximum Offering         Aggregate Offering            Amount of
     to be Registered            Registered(1)          Price Per Share(2)              Price              Registration Fee(3)
--------------------------- ------------------------- ------------------------ ------------------------- -------------------------
Common Stock,                       750,000                    $1.55                  $1,162,500                 $106.95
No Par Value
--------------------------- ------------------------- ------------------------ ------------------------- -------------------------

(1) Pursuant to Rule 4161(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(2)      Estimated solely for the purpose of determining the registration fee.

(3) Calculated pursuant to Rule 457(c) and based upon the last reported sale price of the Company's common stock as reported on the Nasdaq National Market System on May 24, 2002.

                                  INTRODUCTION


         This Registration Statement on Form S-8 is filed by Navarre Corporation, a Minnesota corporation, to register 750,000 shares of its common stock issuable under its 1992 Stock Option Plan.

     INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS BY REFERENCE

         A Registration Statement on Form S-8 (File No. 33-80218) was filed with the Securities and Exchange Commission on June 14, 1994 covering the registration of 237,000 shares initially authorized for issuance under the Plan. On November 29, 1994, a Registration Statement on Form S-8 (File No. 33-86762) was filed with the Securities and Exchange Commission covering the registration of an additional 200,000 shares authorized under the Plan. The total number of shares authorized under the Plan was increased to 874,000 following a two-for-one split effective June 21, 1996. On July 8, 1997, a Registration Statement on Form S-8 (File No. 333-31017) was filed with the Securities and Exchange Commission covering the registration of an additional 1,300,000 shares authorized under the Plan. On September 15, 1999, a Registration Statement on Form S-8 (File No. 333-87143) was filed with the Securities and Exchange Commission covering the registration of an additional 1,300,000 shares authorized under the Plan. The above Registration Statements covering the 3,474,000 shares are currently in effect. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 750,000 shares authorized under the Plan. This Registration Statement should also be considered a post-effective amendment to the Registration Statement. The contents of the Registration Statements are incorporated herein by reference.


                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(c) PROSPECTUS


Item 1.  Plan Information.

         Not filed as part of this Registration Statement pursuant to Note to
Part I of Form S-8.

Item 2   Registration Information and Employee Plan Annual Information.

         Not filed as part of this Registration Statement pursuant to Note to
Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein:

          (a) The Annual Report of the Company on Form 10-K for the fiscal year ended March 31, 2002.

          (b) The description of the Company's Common Stock as set forth under the caption "Capital Stock" in the Company's Registration Statement on Form 8-A (File No. 0-22982) including any amendment or report filed for the purpose of updating that description; and

          (c) The Company's Proxy Statement dated July 30, 2001 for its Annual Meeting of Shareholders held on September 13, 2001

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Article VI of the Company's Bylaws provides that the Company shall indemnify its officers and directors in accordance with, and to the extent provided by, Minnesota law. Section 302A.521 of the Minnesota Statutes requires the Company to indemnify any person made or threatened to be made a party to a proceeding by reason of acts or omissions performed in the person's official capacity against judgments, penalties, fines and reasonable expenses (including attorneys' fees) if such person is not otherwise indemnified, acted in good faith, received no improper personal benefit, reasonably believed that such conduct was in the best interests or was not opposed to the best interests of the Company, and, in the case of criminal proceedings, had no reasonable cause to believe the conduct was unlawful. In addition, Section 302A.521, subd. 3, of the Minnesota Statutes requires payment or reimbursement by the Company, upon written request, of reasonable expenses (including attorneys' fees) incurred by a person in advance of the final disposition of a proceeding, upon receipt by the Company of a written affirmation by the person of a good faith belief that the criteria for indemnification have been satisfied and a written undertaking by the person to repay all amounts, if it is ultimately determined that the criteria for indemnification have not been satisfied, and after a decision that the known facts would not preclude indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

The following exhibits are filed herewith:

   Exhibit No.            Description
   -----------            -----------
       4.
                          Navarre Corporation 1992 Stock Option Plan, as
                          amended, incorporated herein by reference from Exhibit
                          10.3 to Form 10-K, for year ended March 31, 2002.
       5.
                          Opinion and Consent of Lindquist & Vennum, P.L.L.P. as to the
                          legality of the securities being registered.
       23.1
                          Consent of Lindquist & Vennum, P.L.L.P. (included in Exhibit 5).
       23.2
                          Consent of Ernst & Young LLP, independent auditors.

Item 9.  Undertakings.

(a)          The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events
             arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to
             the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Hope, State of Minnesota, on June 28, 2002.

                                                NAVARRE CORPORATION


                                                By:  /s/ Eric H. Paulson
                                                     ---------------------------
                                                     Eric H. Paulson, Chairman
                                                     of the Board, President and
                                                     Chief Executive Officer


                                POWER OF ATTORNEY

             KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes Eric H. Paulson and Charles E. Cheney, jointly and severally, his attorney-in-fact, with full power of substitution for him and in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


/s/ Eric H. Paulson                                    Dated: June 28, 2002
-------------------------------------------
Eric H. Paulson, Chairman of the Board,
President and Chief Executive Officer

/s/ Charles E. Cheney                                  Dated:  June 28, 2002
-------------------------------------------
Charles E. Cheney, Vice-Chairman, Treasurer
and Secretary, Executive Vice President and
Chief Strategic Officer

/s/ James Gilbertson                                   Dated:  June 28, 2002
-------------------------------------------
James Gilbertson
Chief Financial Officer

/s/ Dickinson G. Wiltz                                 Dated:  June 28, 2002
-------------------------------------------
Dickinson G. Wiltz, Director

/s/ James G. Sippl                                     Dated:  June 28, 2002
-------------------------------------------
 James G. Sippl, Director

/s/ Michael L. Snow                                    Dated:  June 28, 2002
-------------------------------------------
Michael L. Snow, Director

/s/ Alfred Teo                                         Dated:  June 28, 2002
-------------------------------------------
Alfred Teo, Director

/s/ Tom Weyl                                           Dated:  June 28, 2002
-------------------------------------------
Tom Weyl, Director